Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS THIRD QUARTER 2011 RESULTS

Third quarter revenue up 7.8% sequentially and 31.6% year-over-year;

Guidance for full year 2011 revenue growth increased to at least 33%

TEANECK, N.J., November 2, 2011 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its third quarter 2011 financial results.

Highlights – Third Quarter 2011

•	Quarterly revenue rose to $1.601 billion, up 31.6% from the year-ago quarter and 7.8% sequentially.
•	Quarterly diluted EPS on a GAAP basis was $0.73, compared to $0.66 in the year-ago quarter.
•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.80, compared to $0.69 in the year-ago quarter.
•	Net headcount addition for the quarter exceeded 12,000, which included approximately 4,000 employees from the CoreLogic India acquisition.

Revenue for the third quarter of 2011 rose to $1.601 billion, up 31.6% from $1.217 billion in the third quarter of 2010. GAAP net income was $227.1 million, or $0.73 per diluted share, compared to $203.7 million, or $0.66 per diluted share, in the third quarter of 2010. Diluted earnings per share on a non-GAAP basis was $0.80. GAAP operating margin for the quarter was 18.3%. Excluding stock-based compensation expense of $24.5 million, non-GAAP operating margin was 19.8%, within the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Cognizant has delivered another strong quarter of industry leading revenue growth with non-GAAP operating margins within our target range. Growth during the quarter was again broad-based across our portfolio of industries, services and geographies,” said Francisco D’Souza, President and CEO. “In spite of persistent macro-economic uncertainties, clients throughout the world continue to invest thoughtfully and strategically in their businesses and are directing investments toward building agility to drive the dual mandates of operational efficiency and business transformation. Cognizant’s continued investments across multiple service horizons help address these dual mandates and drive superior business value regardless of the economic environment.”

2011 Outlook – Fourth Quarter and Full Year

The Company is providing the following guidance:

•	Fourth quarter 2011 revenue anticipated to be at least $1.66 billion.
•	Fourth quarter 2011 diluted EPS expected to be $0.76 on a GAAP basis and $0.82 on a non-GAAP basis, which excludes $0.06 of estimated stock-based compensation expense.
•	Fiscal 2011 revenue expected to be at least $6.11 billion, up at least 33% compared to 2010.
•	Fiscal 2011 diluted EPS expected to be $2.83 on a GAAP basis, and $3.05 on a non-GAAP basis, which excludes $0.22 of estimated stock-based compensation expense.
•	EPS guidance excludes the impact of any future non-operating foreign currency exchange gains or losses.

“We are delighted with the on-going success of our recruitment and retention practices as we strive to remain an employer of choice in our industry. This is reflected in our continued success in attracting the best talent globally, while maintaining some of the lowest attrition numbers in the industry,” said Gordon Coburn, Chief Financial and Operating Officer. “In addition, we stepped up our share repurchase program by spending over $163 million to repurchase shares during the quarter, reflecting confidence in our ability to generate strong cash flows.”

Conference Call

Cognizant will host a conference call November 2, 2011 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2011 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 14714509.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering 14714509 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Wednesday, November 9, 2011. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and 130,000 employees as of September 30, 2011, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson VP, Investor Relations & Treasury 201-498-8840 david.nelson@cognizant.com	Press: Catherine Marenghi 781-223-8673 catherine.marenghi@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$1,600,954	$1,216,913	$4,457,449	$3,281,787

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	924,886	699,623	2,567,933	1,896,546
Selling, general and administrative expenses	353,161	262,632	976,209	692,172
Depreciation and amortization expense	29,905	26,359	84,982	75,838

Income from operations	293,002	228,299	828,325	617,231

Other income (expense), net:
Interest income	9,970	7,053	28,381	19,654
Other, net	(15,008)	7,924	(10,637)	(6,849)

Total other income (expense), net	(5,038)	14,977	17,744	12,805

Income before provision for income taxes	287,964	243,276	846,069	630,036

Provision for income taxes	60,845	39,577	202,578	102,662

Net income	$227,119	$203,699	$643,491	$527,374

Basic earnings per share	$0.75	$0.68	$2.12	$1.76

Diluted earnings per share	$0.73	$0.66	$2.07	$1.71

Weighted average number of common shares outstanding - Basic	302,723	301,717	303,584	299,830

Weighted average number of common shares outstanding - Diluted	309,297	309,619	310,859	308,257

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$1,181,219	$1,540,969
Short-term investments	1,110,057	685,419
Trade accounts receivable, net of allowances of $23,795 and $20,991, respectively	1,104,703	901,308
Unbilled accounts receivable	163,373	112,960
Deferred income tax assets, net	108,075	96,164
Other current assets	144,770	181,414

Total Current Assets	3,812,197	3,518,234
Property and equipment, net	664,609	570,448
Goodwill	289,056	223,963
Intangible assets, net	102,567	85,136
Deferred income tax assets, net	135,570	109,808
Other noncurrent assets	100,116	75,485

Total Assets	$5,104,115	$4,583,074

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$78,183	$75,373
Deferred revenue	87,893	84,590
Accrued expenses and other current liabilities	874,654	770,763

Total Current Liabilities	1,040,730	930,726
Deferred income tax liabilities, net	3,605	4,946
Other noncurrent liabilities	120,258	62,971

Total Liabilities	1,164,593	998,643

Stockholders’ Equity	3,939,522	3,584,431

Total Liabilities and Stockholders’ Equity	$5,104,115	$4,583,074

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,				Three Months Ended September 30,
	2011 GAAP	2011 Adjustments		2011 Non-GAAP	2010 GAAP	2010 Adjustments		2010 Non-GAAP
Income from operations	$293,002	$24,500	(a)	$317,502	$228,299	$14,109	(c)	$242,408

Operating margin	18.3%	1.5%	(a)	19.8%	18.8%	1.1%	(c)	19.9%

Diluted earnings per share	$0.73	$0.07	(e)	$0.80	$0.66	$0.03	(e)	$0.69

	Nine Months Ended September 30,				Nine Months Ended September 30,
	2011 GAAP	2011 Adjustments		2011 Non-GAAP	2010 GAAP	2010 Adjustments		2010 Non-GAAP
Income from operations	$828,325	$64,244	(b)	$892,569	$617,231	$42,044	(d)	$659,275

Operating margin	18.6%	1.4%	(b)	20.0%	18.8%	1.3%	(d)	20.1%

Diluted earnings per share	$2.07	$0.16	(e)	$2.23	$1.71	$0.11	(e)	$1.82

Notes:

(a) Adjustment to exclude stock-based compensation of $24,500 from income from operations of which $3,990 was reported in cost of revenues and $20,510 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b) Adjustment to exclude stock-based compensation of $64,244 from income from operations of which $11,139 was reported in cost of revenues and $53,105 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c) Adjustment to exclude stock-based compensation of $14,109 from income from operations of which $2,850 was reported in cost of revenues and $11,259 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(d) Adjustment to exclude stock-based compensation of $42,044 from income from operations of which $9,889 was reported in cost of revenues and $32,155 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(e) Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.